SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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ProAssurance Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy statement, if Other Than the Registrant)

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PROASSURANCE CORPORATION

100 Brookwood Place

Birmingham, Alabama 35209

Supplement to Proxy Statement for the Annual

Meeting of Stockholders to be held May 25, 2021

This Proxy Statement Supplement (the “Supplement”) supplements and amends the original definitive Proxy Statement of ProAssurance Corporation (“ProAssurance” or “Company”), dated April 9, 2021 (the “Proxy Statement”), for the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”).

There are only two purposes for this Supplement. The first purpose of this Supplement is to correct a typographical error related to the disclosure of Kevin M. Shook’s compensation in 2020. As described in the Summary Compensation Table on page 37 of the Proxy Statement, in 2020, Mr. Shook received $384,562 in compensation pursuant to his Non-Equity Incentive Plan. In actuality, he earned $348,562 in compensation pursuant to his Non-Equity Incentive Plan. Accordingly, the Summary Compensation Plan on page 37 of the Proxy Statement should read that, in 2020, Mr. Shook earned $348,562 in compensation pursuant to his Non-Equity Incentive Plan and $1,216,608 in total compensation.

The second purpose of this Supplement is to revise the disclosure under the heading “Meetings and Committees of the Board of Directors” on page 14 of the Proxy Statement to report that each of the Company’s incumbent directors attended all of the meetings of the committees of the board on which he or she served during 2020. The current disclosure in the Proxy Statement states that the Company’s incumbent directors attended at least two thirds of all of the meetings of the committees of the board on which he or she served during 2020. Accordingly, the pertinent disclosure under this Section should read as follows:

Our Board of Directors held six meetings during 2020. Our By-Laws establish four standing committees of the Board of Directors: the Nominating/Corporate Governance Committee; the Compensation Committee; the Audit Committee; and the Executive Committee, each of which is described below. Each of our incumbent directors attended all of the meetings of the Board of Directors and all of the meetings of the committees of the board on which he or she served during 2020 (in each case, which were held during the period for which he or she was a director).

Except as specifically revised by the information contained herein, this Supplement does not modify, amend or otherwise affect any of the other information set forth in the Proxy Statement. This Supplement should be read with the Proxy Statement, and, from and after the date of this Supplement, any references to the Proxy Statement will be deemed to include the Proxy Statement as supplemented hereby. The Proxy Statement and our Annual Report on Form 10-K for 2020 are available to stockholders on our website at https://investor.proassurance.com/sec-filings/documents/default.aspx.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. Proxies already returned by Stockholders will remain valid and shares represented thereby will be voted at the Annual Meeting unless revoked in the manner described in the Proxy Statement.

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